EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-238004, 333-217855, 333-217854, 333-166418, 333-166417, 33−19804, 33−19805, 33−35309, 33−50680, 33−52073, 33−54899, 33−59325, 33−61285, 333−88089, 333−88091, 333−84480, 333−84414, 333−107354 and 333−115298) on Form S-8 of Johnson Outdoors Inc. of our reports dated December 11, 2020, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Johnson Outdoors Inc. for the year ended October 2, 2020.

/s/ RSM US LLP

Milwaukee, Wisconsin
December 11, 2020